UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE N-585L SAN DIEGO, CA 92121 QUALCOMM INCORPORATED 2024 Annual Meeting of Stockholders Vote by March 4, 2024 11:59 PM ET You invested in QUALCOMM INCORPORATED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on March 5, 2024. Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the materials by requesting prior to February 20, 2024. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* March 5, 2024 8:30 a.m. PT Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V27287-P99610 Virtually at: www.virtualshareholdermeeting.com/QCOM2024 *Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Vote at www.ProxyVote.com Voting Items Board Recommends V27288-P99610 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. 4. Approval of the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan, including an increase in the share reserve by 15,000,000 shares. 5. Approval of an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers. 6. Approval of an amendment to our Bylaws to require claims under the Securities Act to be brought in federal court. For For For For For For For For For For For For For For For For For 1. Election of 12 directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Nominees: 1b. Cristiano R. Amon 1c. Mark Fields 1a. Sylvia Acevedo 1d. Jeffrey W. Henderson 1e. Gregory N. Johnson 1f. Ann M. Livermore 1g. Mark D. McLaughlin 1h. Jamie S. Miller 1i. Irene B. Rosenfeld 1j. Kornelis (Neil) Smit 1l. Anthony J. Vinciquerra 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 29, 2024. 3. Approval, on an advisory basis, of the compensation of our named executive officers. 1k. Jean-Pascal Tricoire